Exhibit 99.1

Fluent Announces Second Quarter 2020 Financial Results

•	Q2 2020 revenue of $71.5 million, up 1% over Q2 2019
•	Net income of $0.5 million, or $0.01 per share
•	Media margin of $24.8 million, up 8% over Q2 2019 and representing 34.7% of revenue
•	Adjusted EBITDA of $9.4 million, representing 13.1% of revenue
•	Adjusted net income of $4.2 million, or $0.05 per share

New York, NY – August 10, 2020 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the second quarter ended 2020.

Ryan Schulke, Fluent’s Chief Executive Officer, commented, "Our second quarter performance once again demonstrated the strength and diversification of our platform, as well as the macro benefits of Performance Marketing, which enabled us to meet and exceed our prior business outlook.”

“As we continue to navigate this challenging and uncertain environment, I want to thank all of our employees for their exceptional work under the most difficult of circumstances and to reiterate that Fluent remains resilient and steadfast in striving to support our colleagues, clients, consumers and communities.”

Second Quarter Financial Summary

•	Q2 2020 revenue of $71.5 million, up 1% over Q2 2019
•	Net income of $0.5 or $0.01 per share, compared to net income of $0.7 million, or $0.01 per share, in Q2 2019
•	Media margin of $24.8 million, an increase of 8% over Q1 2019 and representing 34.7% of revenue
•	Adjusted EBITDA of $9.4 million, representing 13.1% of revenue
•	Adjusted net income of $4.2 million, or $0.05 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

Business Outlook

•	Fluent currently sees Q3 2020 returning to more normalized seasonal patterns, without a recurrence of the factors that affected its Q3 2019 results.
•	Media & Entertainment remains the Company’s fastest growing vertical, underpinned by direct relationships in the Streaming Services and Mobile Gaming categories.
•	Q2 2020 revenue from engaging consumers in international markets, primarily the UK, more than doubled as compared with Q2 2019, and represented more than 5% of total company revenue in the quarter.
•

The Company has adapted well to a work-from-home environment, and, notwithstanding the extraordinary challenges imposed by the global pandemic, the Company’s business and operations have remained on solid footing.

  Conference Call

Fluent, Inc. will host a conference call on Monday, August 10, 2020 at 4:30 PM ET to discuss its 2020 second quarter financial results. To listen to the conference call on your telephone, please dial (888) 339-0797 for domestic callers, or (412) 317-5248 for international callers. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10147081. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent (NASDAQ: FLNT) is a leading performance marketing company with expertise in creating meaningful connections between consumers and brands. Leveraging our proprietary first-party database of opted-in consumer profiles, Fluent drives intelligent growth strategies that deliver superior outcomes. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data; failure to safeguard the personal information and other data contained in our database; unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic; failure to compete effectively against other online marketing and advertising companies; dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites; dependence on our key personnel; dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes; competition we face for web traffic; ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands; liability related to actions of third-party publishers; limitations on our or our third-party publishers’ ability to collect and use data derived from user activities; ability to remain competitive with the shift of online interactions from computers to mobile devices; dependence on third-party service providers; management of the growth of our operations, including the integration of the AdParlor and Winopoly businesses and other acquired business units or personnel; management of unfavorable publicity and negative public perception about our industry; failure to meet our clients’ performance metrics or changing needs; risks associated with the expansion of our international operations; failure to detect click-through or other fraud on advertisements; achievement of some or all of the benefits that we expect to achieve as a stand-alone company; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; compliance with the covenants of our credit agreement; and the potential for failures in our internal control over financial reporting. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2020	December 31, 2019
ASSETS:
Cash and cash equivalents	$20,218	$18,679
Accounts receivable, net of allowance for doubtful accounts of $309 and $1,967, respectively	55,304	60,915
Prepaid expenses and other current assets	1,996	1,921
Total current assets	77,518	81,515
Restricted cash	1,480	1,480
Property and equipment, net	2,566	2,863
Operating lease right-of-use assets	9,063	9,865
Intangible assets, net	51,094	55,603
Goodwill	165,088	164,774
Other non-current assets	1,592	993
Total assets	$308,401	$317,093
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$11,601	$21,574
Accrued expenses and other current liabilities	21,027	20,358
Deferred revenue	2,468	1,140
Current portion of long-term debt	9,677	6,873
Current portion of operating lease liability	2,279	2,282
Total current liabilities	47,052	52,227
Long-term debt, net	38,115	44,098
Operating lease liability	8,176	9,056
Other non-current liabilities	1,243	775
Total liabilities	94,586	106,156
Contingencies
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 79,908,985 and 78,642,078, respectively; and Shares outstanding — 76,292,587 and 75,873,679, respectively	40	39
Treasury stock, at cost — 3,616,398 and 2,768,399 shares, respectively	(9,930)	(8,184)
Additional paid-in capital	409,961	406,198
Accumulated deficit	(186,256)	(187,116)
Total shareholders' equity	213,815	210,937
Total liabilities and shareholders' equity	$308,401	$317,093

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$71,509	$70,560	$150,443	$137,121
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	49,007	49,133	105,631	93,962
Sales and marketing (1)	2,888	3,058	5,718	6,492
Product development (1)	3,115	2,287	5,846	4,445
General and administrative (1)	10,044	10,294	21,120	20,329
Depreciation and amortization	3,853	3,306	7,586	6,623
Goodwill impairment	817	—	817	—
Total costs and expenses	69,724	68,078	146,718	131,851
Income from operations	1,785	2,482	3,725	5,270
Interest expense, net	(1,333)	(1,767)	(2,865)	(3,545)
Income before income taxes	452	715	860	1,725
Income tax benefit	—	—	—	35.0
Net income	452	715	860	1,760

Basic and diluted income per share:
Basic	$0.01	$0.01	$0.01	$0.02
Diluted	$0.01	$0.01	$0.01	$0.02

Weighted average number of shares outstanding:
Basic	78,510,383	79,388,383	78,557,331	79,297,599
Diluted	78,666,776	81,132,304	78,905,792	80,443,530

(1) Amounts include share-based compensation expense as follows:
Sales and marketing	$269	$160	$487	$529
Product development	286	277	523	522
General and administrative	726	2,517	2,668	4,178
Share-based compensation	$1,281	$2,954	$3,678	$5,229

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$860	$1,760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,586	6,623
Non-cash interest expense	694	648
Share-based compensation expense	3,678	5,229
Goodwill impairment	817	—
Non-cash accrued compensation expenses for Put/Call Consideration	530	—
Provision for bad debt	131	189
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	5,513	2,758
Prepaid expenses and other current assets	(75)	(522)
Other non-current assets	(599)	(21)
Operating lease assets and liabilities, net	(81)	1,560
Accounts payable	(9,973)	(1,551)
Accrued expenses and other current liabilities	(515)	(3,762)
Deferred revenue	1,328	202
Other	(62)	—
Net cash provided by operating activities	9,832	13,113
CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisition, net of cash acquired	(1,426)	—
Acquisition of property and equipment	(37)	(1,894)
Capitalized costs included in intangible assets	(1,211)	(978)
Net cash used in investing activities	(2,674)	(2,872)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(3,873)	(3,095)
Taxes paid related to net share settlement of vesting of restricted stock units	(446)	(3,079)
Repurchase of treasury stock	(1,300)	—
Net cash used in financing activities	(5,619)	(6,174)
Net increase in cash, cash equivalents and restricted cash	1,539	4,067
Cash, cash equivalents and restricted cash at beginning of period	20,159	19,249
Cash, cash equivalents and restricted cash at end of period	$21,698	$23,316

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as revenue minus cost of revenue (exclusive of depreciation and amortization) attributable to variable costs paid for media and related expenses. Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) goodwill impairment, (5) accrued compensation expense for Put/Call Consideration, (6) share-based compensation expense, (7) acquisition-related costs, (8) restructuring and certain severance costs, (9) certain litigation and other related costs, and (10) one-time items.

Adjusted net income is defined as net income excluding (1) goodwill impairment, (2) accrued compensation expense for Put/Call Consideration, (3) share-based compensation expense, (4) acquisition-related costs, (5) restructuring and certain severance costs, (6) certain litigation and other related costs, and (7) one-time items. Adjusted net income is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from net income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$452	$715	$860	$1,760
Income tax benefit	—	—	—	(35)
Interest expense, net	1,333	1,767	2,865	3,545
Goodwill impairment	817	—	817	—
Depreciation and amortization	3,853	3,306	7,586	6,623
General and administrative	10,044	10,294	21,120	20,329
Product development	3,115	2,287	5,846	4,445
Sales and marketing	2,888	3,058	5,718	6,492
Non-media cost of revenue (1)	2,312	1,475	3,915	2,836
Media margin	$24,814	$22,902	$48,727	$45,995
Revenue	$71,509	$70,560	$150,443	$137,121
Media margin % of revenue	34.7%	32.5%	32.4%	33.5%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$452	$715	$860	$1,760
Income tax benefit	—	—	—	(35)
Interest expense, net	1,333	1,767	2,865	3,545
Depreciation and amortization	3,853	3,306	7,586	6,623
Goodwill impairment	817	—	817	—
Accrued compensation expense for Put/Call Consideration	530	—	530	—
Share-based compensation expense	1,281	2,954	3,678	5,229
Acquisition-related costs	15	448	62	448
Restructuring and certain severance costs	—	250	—	360
Certain litigation and other related costs	1,115	227	2,022	716
One-time items	—	—	—	168
Adjusted EBITDA	$9,396	$9,667	$18,420	$18,814

Below is a reconciliation of adjusted net income and adjusted net income per share from net income, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2020	2019	2020	2019
Net income	$452	$715	$860	$1,760
Goodwill impairment	817	—	817	—
Accrued compensation expense for Put/Call Consideration	530	—	530	—
Share-based compensation expense	1,281	2,954	3,678	5,229
Acquisition-related costs	15	448	62	448
Restructuring and certain severance costs	—	250	—	360
Certain litigation and other related costs	1,115	227	2,022	716
One-time items	—	—	—	168
Adjusted net income	$4,210	$4,594	$7,969	$8,681
Adjusted net income per share:
Basic	$0.05	$0.06	$0.10	$0.11
Diluted	$0.05	$0.06	$0.10	$0.11
Weighted average number of shares outstanding:
Basic	78,510,383	79,388,383	78,557,331	79,297,599
Diluted	78,666,776	81,132,304	78,905,792	80,443,530

We present media margin, adjusted EBITDA, adjusted net income and adjusted net income per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain severance costs associated with department-specific reorganizations and certain litigation and other related costs associated with legal matters outside the ordinary course of business. Items are considered one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. Adjusted EBITDA for the six months ended June 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the current period presented.

Adjusted net income, as defined above, and the related measure of adjusted net income per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. Adjusted net income for the six months ended June 30, 2019 excluded as one-time items $0.2 million of costs associated with the move of our corporate headquarters. There were no other adjustments for one-time items in the current period presented. We believe adjusted net income affords investors a different view of the overall financial performance of the Company than adjusted EBITDA and the GAAP measure of net income.

Media margin, adjusted EBITDA, adjusted net income and adjusted net income per share are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, net income as indicators of operating performance. None of these metrics are presented as measures of liquidity. The way we measure media margin, adjusted EBITDA and adjusted net income may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(917) 310-2070

InvestorRelations@fluentco.com